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                                                                    EXHIBIT 10.1


              AMENDMENT NO. 1 TO STOCK PURCHASE AND SALE AGREEMENT


      THIS AMENDMENT NO. 1 TO STOCK PURCHASE AND SALE AGREEMENT (this "Amendment") is entered into as of November 29, 2001, by and among Emergent Information Technologies, Inc., a California corporation ("Parent"), Steven Myers Holding Inc., a Delaware corporation ("Seller"), and L-3 Communications Corporation, a Delaware corporation ("Buyer"). Parent, Buyer and Seller are sometimes collectively referred to herein as the "Parties."

                                  INTRODUCTION

            A. The Parties have entered into that certain Stock Purchase and Sale Agreement dated as of November 19, 2001 (the "Purchase Agreement"). Capitalized terms used herein and which are not otherwise defined shall have the meanings given to them in the Purchase Agreement.

            B. The assets and liabilities of the Test and Measurement operating division of the Company ("T&M") were included in the Baseline Balance Sheet of the Company and the employees of T&M were included in the list of Continuing Employees provided to Buyer, but the Contracts associated with the T&M business that are set forth on Exhibit A hereto (the "T&M Contracts") were inadvertently omitted from the Disclosure Schedule because the Company was not a party to the T&M Contracts.

            C. The T&M Contracts shall be assigned to the Company prior to the Closing pursuant to an Assignment and Assumption Agreement hereto (the "T&M Assignment").

            D. The operations of T&M are conducted in a leased facility located at 2060 Briargate Parkway in Colorado Springs, Colorado (the "Premises").

            E. Item 2 of Section 4.9 of the Disclosure Schedules relating to the Purchase Agreement contemplates that the rights and obligations of the Company under the lease agreement in respect of the Premises shall be assigned to and assumed by Parent or an Affiliate of Parent.

            F. The parties hereto desire that upon such assignment and assumption by Parent or an Affiliate of Parent of the Company's rights and obligations under the lease agreement in respect of the Premises, the Company and Parent shall enter into a sublease agreement pursuant to which the Company shall sublease from Parent that portion of the Premises currently occupied by T&M business not to exceed approximately 14,000 square feet.

            G. The parties desire to make a tentative adjustment at the Closing to the Base Purchase Price to reflect the reduction of certain current liabilities of the Company not anticipated at the time the Purchase Agreement was signed.

            H. The parties desire that the Purchase Agreement be amended on the terms and subject to the conditions of this Amendment.


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      NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:


                                    AGREEMENT

1. T&M Contracts.

      (a) Clause (xx) of Section 2.9(a) of the Purchase Agreement hereby is amended by deleting the word "and" at the end of clause (xx) thereof.

      (b) Clause (xxi) of Section 2.9(a) of the Purchase Agreement hereby is amended to read as follows:

                  "(xxi) the T&M Contracts; and"

For the avoidance of doubt, the T&M Contracts shall constitute "Contracts" and "Designated Contracts" for all purposes of the Purchase Agreement, including
Article II.

      (c) Section 2.9(a) of the Purchase Agreement hereby is amended by adding the following new clause (xxii) at the end thereof:

                  "(xxii) any other Contract not the subject matter of clauses
            (i) through (xxi) above that is material to the Company or the Subsidiary."


      (d) Section 2.9 of the Purchase Agreement hereby is amended by adding a new Section 2.9(d) to read as follows:

                  "(d) None of the T&M Contracts is a contract that has resulted in a loss to date or will result in a loss after the date hereof if performed substantially in accordance with its terms."

      (e) Section 6.1(f) of the Purchase Agreement is hereby amended to read as follows:

                  "(f) (i) the items set forth in Section 2.10 of the Disclosure
            Schedule; (ii) the assignment and transfer to the Company of the T&M Contracts (including any Damages resulting from, arising out of or relating to the failure to obtain any Consent in respect of such assignment and transfer to the Company of the Division Contracts);
            (iii) the Assigned Interests and the Assumed Liabilities (as such terms are defined in the Seller Assignment) (including any Damages resulting from, arising out of or relating to the failure to obtain any Consent in respect of the assignment and transfer to an Affiliate of Parent of the Assigned Interests and the


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            assumption by Parent and Seller of the Assumed Liabilities); or (iv)
            the failure of Mellon Bank to file or authorize the filing of any and all UCC termination statements relating to Parent, Seller, the Company, the Subsidiary or any of their respective Affiliates or relating to any of the respective properties of any of the foregoing Persons;"

      (f) Section 6.5(b)(i) of the Purchase Agreement is hereby amended to read as follows:

                  "(i) Parent and Seller shall not be required to indemnify
            Buyer Indemnitees with respect to any claim for indemnification pursuant to Section 6.1(a) unless and until the aggregate amount of all claims for indemnification under Section 6.1(a) exceeds $400,000, at which point Buyer Indemnitees shall be entitled to indemnification only for the amount by which such claims exceed such $400,000 amount. After the aggregate amount of all claims exceeds $400,000, claims may be asserted regardless of amount. The limitations contained in this Section 6.5(b)(i) shall not apply with respect to claims for indemnification relating to Section 2.1(a),
            Section 2.7, Section 2.9(d) and Section 2.33."

      (g) Section 6.5(b)(ii) of the Purchase Agreement is hereby amended to read as follows:

                  "(ii) The aggregate liability of Parent and Seller for
            monetary Damages with respect to claims for indemnification pursuant to Section 6.1(a) shall not exceed $10,000,000, subject, however, to the other provisions of this Section 6.5. The limitations contained in this Section 6.5(b)(ii) shall not apply with respect to claims for indemnification relating to Section 2.1(a), Section 2.7, Section 2.9(d) and Section 2.33."

      (h)   Section 11.1 of the Purchase Agreement is hereby amended by:

            (i) amending the definition of "Transaction Documents" to read as follows:

                  ""Transaction Documents": means (i) this Agreement, (ii) the
            Transition Services Agreement, (iii) the T&M Assignment, (iv) the Seller Assignment, and (v) each certificate, instrument or document to be executed and delivered by any Party on or prior to the Closing pursuant to this Agreement."; and

            (ii) adding the following new definitions at the end thereof:

                  ""Seller Assignment": means the assignment and assumption
            agreement dated as of November 29, 2001, among the Company, Parent and Steven Myers & Associates, Inc., a California corporation, in respect of the assignments contemplated by Sections 4.10 and 4.12.


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                  "T&M Contracts": means those Contracts in respect of the Test and Measurement operating division of the Company and which are set forth on Exhibit A of Amendment No.1 to this Agreement dated as of November 29, 2001."

      (i) The first paragraph of Section 2.9(a) of the Disclosure Schedule relating to the Purchase Agreement hereby is amended to add a new clause g. at the end thereof, which clause g. reads as follows:

                        "g. T&M Contracts".

      (j) Appendix 2.9 attached to the Disclosure Schedule hereby is amended by adding Exhibit A hereto at the end thereof.

      (k) Item 2 of Section 4.9 of the Disclosure Schedules relating to the Purchase Agreement hereby is amended to read as follows:

                  "2. Briargate Facility. The Company and Parent shall cause the rights and obligations pursuant to the lease agreement for the facility located at 2060 Briargate Parkway, Colorado Springs, CO, to be assigned to and assumed by Parent or an Affiliate of Parent (other than the Company or the Subsidiary). Thereafter, the Company and Parent shall enter into a sublease agreement pursuant to which the Company shall sublease from Parent or such Affiliate that portion of the facility currently occupied by the Test and Measurement operating division of the Company (not to exceed approximately 14,000 square feet), within such facility on terms (including, without limitation, the base rent per square foot) and conditions substantially identical to the terms of the existing lease agreement for such facility."

      (l) The number "14,048" set forth in the portion of Appendix 2.9 to the Disclosure Schedule entitled "Leased Real Property" is hereby amended to read as follows:

                        "48,089".

      (m) The assignment by Parent of the T&M Contracts pursuant to the T&M Assignment shall not constitute a breach of the obligations of Parent or Seller under the Purchase Agreement.

2. Good Standing. Article II of the Purchase Agreement is hereby amended by adding at the end thereof the following new Section 2.33:

                  "2.33 Good Standing. Notwithstanding anything herein
            (including elsewhere in this Article II) or in the Disclosure Schedule to the contrary, as of the Closing Date each of the Company and the Subsidiary is in good standing under the laws of its respective jurisdiction of


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            incorporation and is qualified to conduct business and is in good standing under the laws of each jurisdiction set forth in Section 2.1(b) of the Disclosure Schedule and Annex 2.1(b) of the Disclosure Schedule. The foregoing shall not be in limitation of Section 2.1(b)."

3. Adjustment of Purchase Price.

            (a) Section 1.2 of the Purchase Agreement hereby is amended to read as follows:

                  "1.2 Purchase Price. (a) The purchase price to be paid by
            Buyer at the Closing for all the Company Shares initially shall be Thirty-Eight Million and 00/100 Dollars ($38,000,000) (the "Initial Purchase Price"). The Initial Purchase Price shall be adjusted pursuant to Section 1.2(b), and as so adjusted, shall be referred to herein as the "Base Purchase Price". The Base Purchase Price shall be subject to adjustment after the Closing as described in Section
            1.4 and Section 1.5. The Base Purchase Price as adjusted pursuant to Sections 1.4 and 1.5 shall be referred to herein as the "Adjusted Purchase Price".

                        (b) Parent and Seller have delivered to Buyer a good
            faith estimate of the Closing Date Net Working Capital (the "Preliminary Closing Date Net Working Capital") resulting from the decrease in certain current liabilities of the Company since November 19, 2001, such decrease resulting in the Preliminary Closing Date Net Working Capital being equal to $11,518,000. At the Closing, the Initial Purchase Price shall be increased dollar-for-dollar by the amount that the Preliminary Closing Date Net Working Capital is greater than the Target Net Working Capital.

            (b) The first paragraph of Section 1.4(a) of the Purchase Agreement hereby is amended to read as follows:

                        "(a) Calculation of Adjustment. The Base Purchase Price
            (i.e., the Initial Purchase Price, as adjusted pursuant to Section 1.2(b)), as the same may have been adjusted pursuant to Section 1.5, shall be: (i) increased dollar-for-dollar by the amount that the Closing Date Net Working Capital is greater than the Preliminary Closing Date Net Working Capital; or (ii) decreased dollar-for-dollar by the amount that the Closing Date Net Working Capital is less than the Preliminary Closing Date Net Working Capital."

For the avoidance of doubt, the last two paragraphs of Section 1.4(a) of the Purchase Agreement are not amended hereby.


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      (c) Wherever the term "Target Net Working Capital" is used in Section
1.4(b) of the Purchase Agreement, such term hereby is amended to read as follows:

                  "Target Net Working Capital and the Preliminary Closing Date
            Net Working Capital".


      4. Net Operating Loss Carryovers Adjustment. The last sentence of Section 1.5(a) of the Purchase Agreement hereby is amended to read as follows:

                  "The Parties agree to treat any amount so transferred as an adjustment to the Base Purchase Price, as the same may have been adjusted pursuant to Section 1.4."

      5. Conditions to Obligations of Buyer. Section 5.1(a) of the Purchase Agreement hereby is amended to read as follows:

                  "(a) Representations and Warranties. The representations and warranties of Parent and Seller set forth in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as applicable, as of such date."

      6. Lockbox and Similar Accounts. Article II of the Purchase Agreement is hereby amended by adding at the end thereof the following new Section 2.34:

                  "2.34 Lockbox Account, etc. None of Parent, Seller, the
            Company and their respective Affiliates has any lockbox account, blocked account and other similar accounts into which payments from third parties to the Company or the Subsidiary are made."

      7. Decreased Payables. Since November 19, 2001, there has been a decrease in the current liabilities of the Company as a result of the payment by the Company of certain current liabilities estimated to be in an aggregate amount of $1,800,000 (the "Decreased Payables"). The payment by the Company of the Decreased Payables shall not constitute a breach by Parent or Seller under the Purchase Agreement, and Buyer shall hold harmless and indemnify the Seller Indemnitees for any losses or damages (including reasonable attorneys' fees) that Parent or Seller may owe to any third party (other than the creditors in respect of the Decreased Payables, those Persons that received the payments of the Decreased Payables and their respective Affiliates) as a result of such payment of the Decreased Payables. Neither Buyer nor any of its Affiliates shall have


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any right of contribution against Parent or Seller if any third party makes any claim against Buyer or any of its Affiliates to the extent such claim relates to the payment by the Company of the Deferred Payables (it being understood and agreed that this sentence shall not affect or otherwise limit the representations, warranties, covenants and agreements of Parent and Seller contained in the Purchase Agreement).

      8. Payment of Base Purchase Price. The Parties hereby agree that the Base Purchase Price payable at the Closing shall be paid by Buyer directly to the parties set forth on Exhibit B hereto in the amounts set forth below their names and pursuant to the wire transfer instructions set forth below their names.

      9. Counterparts; Facsimile Signatures. This Amendment may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

      11. Internal References. All references in the Purchase Agreement to "this Agreement," "herein" and "hereunder" and all similar references shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

      12. No Other Effect. This Amendment is entered into as permitted by
Section 10.10 of the Purchase Agreement. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

      [The remainder of this page has been intentionally left blank - Signature page follows]


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    [Signature Page to Amendment No. 1 to Stock Purchase and Sale Agreement]

      IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to Stock Purchase and Sale Agreement as of the date first above written.

                                    EMERGENT INFORMATION TECHNOLOGIES, INC.


                                    By:  /s/ Steven S. Myers
                                        ----------------------------------------
                                    Name:    Steven S. Myers
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------



                                    STEVEN MYERS HOLDING INC.


                                    By:   /s/ Steven S. Myers
                                        ----------------------------------------
                                    Name:     Steven S. Myers
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------



                                    L-3 COMMUNICATIONS CORPORATION


                                    By:   /s/ Christopher C. Cambria
                                        ----------------------------------------
                                    Name:     Christopher C. Cambria
                                         ---------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------


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